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                              FIRST AMENDMENT TO
                         AMERICAN GENERAL CORPORATION
                          1999 STOCK INCENTIVE PLAN


     WHEREAS, AMERICAN GENERAL CORPORATION and certain of its affiliates have heretofore adopted the AMERICAN GENERAL 1999 STOCK AND INCENTIVE PLAN (the "Plan") for the benefit of certain eligible individuals; and

     WHEREAS, AMERICAN GENERAL CORPORATION may amend the Plan on behalf of itself and its Affiliates;

     NOW, THEREFORE, the Plan shall be amended as of its effective date, January 21, 1999, as follows:

     1.   Section 12 is deleted in its entirety and replaced with the following:

      "12. AMENDMENT AND TERMINATION OF THE PLAN

                The Board may amend the Plan at any time and the Committee may amend an Award (and its related Grant Document) at any time, except as otherwise specifically provided in such Grant Document; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of the Holder; and provided further that (a) the Board may not, without approval of the shareholders, amend the Plan (i) to increase the maximum aggregate number of shares which may be issued under the Plan or (ii) to change the class of individuals eligible to receive Awards under the Plan and (b) the Committee may not, without approval of the shareholders, amend any outstanding Stock Options to lower the Option Price (or cancel and replace any outstanding Stock Options with new Stock Options having a lower Option Price). Subject to the last sentence of Section 3 hereof, the Board, in its discretion, may terminate the Plan at any time."

     2.  Section 11 is deleted in its entirety and replaced with the following:

     "11. EQUITABLE ADJUSTMENTS

          Subject to any required action by the Company's shareholders, upon the occurrence of any event which affects the shares of Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event ), the Committee shall make appropriate equitable adjustments,

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     which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including, without limitation, those described in the immediately preceding sentence, in any other circumstances under the Committee deems such adjustments to be desirable, except that the Committee may not, without approval of the shareholders, amend any outstanding Stock Options to lower the Option Price (or cancel and replace any outstanding Stock Options with new Stock Options having a lower Option Price). Any adjustment made to an Incentive Stock Option hereunder, with respect to either (i) the number or price of shares of stock subject to Incentive Stock Options or (ii) the aggregate number of shares which may be issued pursuant to Incentive Stock Options, shall be made in a manner which will permit such option to continue to constitute an Incentive Stock Option within the meaning of section 422 of the Code."

      3.    As amended hereby, the Plan is specifically ratified and reaffirmed.


     EXECUTED by the undersigned officer of American General Corporation to be effective as of the 21st day of January, 1999.


                                             AMERICAN GENERAL CORPORATION


                                            By:  /S/ JON P. NEWTON
                                                 Jon P. Newton
                                                 Vice Chairman


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